EXECUTION VERSION

6,895,873 Shares

BioScrip, Inc.

UNDERWRITING AGREEMENT

August 13, 2013

MORGAN STANLEY & CO. LLC
As Representative of the several Underwriters

c/o MORGAN STANLEY & CO. LLC

1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Introductory. The stockholders named in Schedule A (collectively, the “Selling Stockholders”) of BioScrip, Inc., a Delaware corporation (the “Company”), severally propose to sell to the several underwriters named in Schedule B (the “Underwriters”) an aggregate of 6,895,873 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). The 6,895,873 Shares to be sold by the Selling Stockholders are called the “Firm Shares.” In addition, the Selling Stockholders have severally granted to the Underwriters an option to purchase up to an additional 1,020,000 Shares, with each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule A, all as provided in Section 2. The additional 1,020,000 Shares to be sold by the Selling Stockholders pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares. To the extent there are no additional underwriters listed on Schedule B, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-187336, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated August

13, 2013 describing the Offered Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 4:00 p.m. (New York City time) on August 13, 2013. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

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Section 1.                Representations and Warranties.

A.                 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)                 Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)                 Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. There are no contracts

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or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)                 Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule C, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                 Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, the free writing prospectuses, if any, identified on Schedule C hereto.

(e)                 The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f)                 No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any additional equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Offered Shares included in the Registration Statement, except for such rights as have been duly waived.

(g)                 No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could be

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expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or has entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h)                 Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedule filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(i)                 Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. The supporting schedule included in the Registration Statement presents fairly the information required to be stated therein. Such financial statements and supporting schedule have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” fairly present, in all materials respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All disclosures contained in the Registration Statement, any preliminary prospectus, the Prospectus and any free writing prospectus that constitute non-GAAP financial

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measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)                 Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(k)                 Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, the Company is not aware of any significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l)                 Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in

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good standing in the State of New York and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its subsidiaries, considered as one entity (“Material Adverse Effect”).

(m)                 Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, other than security interests, mortgages, pledges, liens and encumbrances pursuant to that certain Credit Agreement, dated July 31, 2013, by and among the Company, SunTrust Bank and the other signatories thereto. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, other than PHCS Acquisition Co. Inc. and Nutri USA, Inc.

(n)                 Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares (including the Shares owned by Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws in all material respects. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale

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Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(o)                 Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on The NASDAQ Global Market (the “NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance in all material respects with all applicable listing requirements of NASDAQ.

(p)                 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except, in cases of (ii) and (iii) above, as could not be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(q)                 Compliance with Laws. The Company and its subsidiaries are in compliance with all applicable laws, rules and regulations, except where the failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)                 No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, could not be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(s)                 Intellectual Property Rights. The Company and its subsidiaries own or possess all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned or licensed by any of them or which are necessary for the conduct of, or material to, any of their respective businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property; neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any subsidiary has received notice of a claim by a third party to the contrary, except for such infringements which could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)                 All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by state, federal or foreign regulatory agencies or bodies as are necessary to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”) except where such failure to possess any such Permit could not be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit, except for such proceeding that could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)                 Title to Properties. The Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1.A(i) above (or elsewhere in the Registration Statement, the Time of Sale Prospectus or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as do not, individually or in the aggregate, materially and adversely affect the value of such property to the

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Company and its subsidiaries and do not, individually or in the aggregate, materially and adversely interfere with the use made of such property by the Company and its subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(v)                 Tax Law Compliance. Except as may be being contested in good faith and by appropriate proceedings or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them

(w)                 Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company and its subsidiaries deem adequate and customary for their businesses. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not be expected to have a Material Adverse Effect.

(x)                 Compliance with Environmental Laws. Except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, or to the knowledge of the Company and its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

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(y)                 ERISA Compliance. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined under ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(z)                 Company Not an “Investment Company.” The Company is not, and will not be at the First Closing Date (and, if applicable, at each Option Closing Date), required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa)                 No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(bb)                 Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(cc)                 FINRA Matters. All of the information, if any, provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered Shares is true, complete, correct and compliant with FINRA’s rules and all letters, filings or other supplemental information, if any, provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules are true, complete and correct.

(dd)                 Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from the Selling Stockholders and each of the persons listed on Exhibit B. Such Exhibit B lists under an appropriate caption certain of the executive officers of the Company. If any additional person becomes an executive officer of the Company and replaces any of the executive officers of the Company listed on Exhibit B prior to the end of the Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with his or her appointment as an executive officer of the Company, to execute and deliver to the Representative a Lock-up Agreement.

(ee)                 Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the

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Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ff)                 No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(gg)                 Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh)                 Money Laundering Laws. The operations of the Company and its subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)                 OFAC. Neither the Company nor any of its subsidiaries, any director, officer, nor, to the knowledge of the Company or its subsidiaries, any agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj)                 Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

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(kk)                 Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(ll)                 Medicare and Medicaid Programs. To the extent required in connection with their respective businesses, each of the Company and its subsidiaries has the requisite provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such entity operates unless failure to maintain such provider number or other authorization could not be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is subject to any pending or, to the Company’s knowledge, threatened or contemplated action which could reasonably be expected to result either in a revocation of any provider number or authorization or in the Company’s or any subsidiary’s exclusion from the Medicare or any state Medicaid programs; the Company’s and each of its subsidiaries’ business practices have been structured in a manner reasonably designed to comply, in all material respects, with the federal or state laws governing Medicare and state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and the Company reasonably believes that it is in compliance, in all material respects, with such laws; the Company and its subsidiaries have taken reasonable actions designed to ensure that they do not: (i) violate the False Claims Act, 31 U.S.C. §§ 3729-3733 or (ii) allow any individual with an ownership or control interest (as defined in 42 U.S.C. § 1320a-3(a)(3)) in the Company or any of its subsidiary or have any officer, director or managing employee (as defined in 42 U.S.C. § 1320a-5(b)) of the Company or any of its subsidiaries who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) as described in 42 U.S.C. § 1320a-7(b)(8); and the Company and its subsidiaries have structured their respective businesses practices in a manner reasonably designed to comply, in all material respects, with the federal and state laws regarding physician ownership of (or financial relationship with), and referral to, entities providing healthcare-related goods or services, and with laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of healthcare-related goods or services, and the Company reasonably believes that it and its subsidiaries are in compliance, in all material respects, with such laws.

(mm)                 No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any preliminary prospectus, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

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Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1.A. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B.                 Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents, warrants and covenants to each Underwriter, severally and not jointly, as follows:

(a)                 The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)                 The Power of Attorney and Custody Agreement. The Irrevocable Power of Attorney and Custody Agreement, signed by each of the Company, the applicable Selling Stockholder, American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and certain individuals named therein as such Selling Stockholder’s Attorney-In-Fact (each, an “Attorney-In-Fact”), relating to the deposit of the Offered Shares to be sold by such Selling Stockholder (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c)                 Title to Offered Shares to be Sold. Such Selling Stockholder has, and on the First Closing Date and each applicable Option Closing Date (as defined below) will have, good and valid title to all of the Offered Shares subject to sale by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder.

(d)                 Delivery of the Offered Shares to be Sold. Upon payment for the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Offered Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Offered Shares in the name of Cede or such other nominee and the crediting of such Offered Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) relating to such Offered Shares), (A) DTC shall be a “protected purchaser” of such Offered Shares within the meaning of Section 8-303 of the

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UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Offered Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Offered Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)                 Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, (i) the charter or by-laws, or other organizational or constituting documents of such Selling Stockholder, (ii) any other agreement or instrument to which such Selling Stockholder is bound or under which it is entitled to any right or benefit, (iii) any provision of applicable law or (iv) any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except in the case of clauses (ii) and (iii) for such contravention that could not be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated hereby. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as may be required under the Securities Act, applicable state securities or blue sky laws and from the FINRA.

(f)                 No Registration, Pre-emptive, Co-Sale or Other Similar Rights. Such Selling Stockholder: (i) does not have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under “Shares Eligible for Future Sale;” (ii) does not have any preemptive right, co-sale right, right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Stockholder has waived prior to the date hereof and are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g)                 No Further Consents, etc. Except for such consents, approvals and waivers as have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling

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Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(h)                 Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished to the Company by such Selling Stockholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus (such information, the “Selling Stockholder Information”) did not, as of the Applicable Time, and on the First Closing Date and each applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading. It is understood and agreed for purposes of this Agreement that such information is the information relating to such Selling Stockholder under the caption “Selling Stockholder” in any of the foregoing documents.

(i)                 Company’s Representations and Warranties. Such Selling Stockholder is not prompted to sell Shares by any information concerning the Company which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)                 No Price Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(k)                 No Transfer Taxes or Other Fees. On the First Closing Date and the Optional Closing Date, as applicable, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Offered Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

(l)                 Distribution of Offering Materials by the Selling Stockholders. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, such Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Preliminary Prospectus, the free writing prospectus(es) listed on Schedule C and the Prospectus.

(m)                 OFAC. Such Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

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Any certificate signed by such Selling Stockholder and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 1.B. Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.                Purchase, Sale and Delivery of the Offered Shares.

(a)                 The Firm Shares. Upon the terms herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters an aggregate of 6,895,87Any certificate signed by such Selling Stockhol3 Firm Shares, with each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule A. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule B. The purchase price per Firm Share to be paid by the several Underwriters to the Selling Stockholders shall be $13.00 per share.

(b)                 The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP (or such other place as may be agreed to by the Company and Morgan Stanley) at 9:00 a.m. New York City time, on August 19, 2013, or such other time and date not later than 1:30 p.m. New York City time, on September 2, 2013, as Morgan Stanley shall designate by notice to the Company and the Selling Stockholders (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which Morgan Stanley may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company, the Selling Stockholders or Morgan Stanley to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 and Section 19.

(c)                 The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,020,000 Optional Shares from the Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on Optional Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by Morgan Stanley to the Company and the Selling Stockholders, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Shares will be delivered (which

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time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by Morgan Stanley and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as Morgan Stanley may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule B opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as Morgan Stanley may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule A opposite the name of such Selling Stockholder. Morgan Stanley may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders.

(d)                 Public Offering of the Offered Shares. The Representative hereby advises the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)                 Payment for the Offered Shares. (i) Payment for the Offered Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

(ii)            It is understood that Morgan Stanley has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Morgan Stanley, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by Morgan Stanley by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(iii)            Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and under the Custody Agreement and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds

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to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

(f)                 Delivery of the Offered Shares. The Selling Stockholders shall deliver, or cause to be delivered, to Morgan Stanley for the accounts of the several Underwriters, the Firm Shares to be sold by them at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Stockholders shall also deliver, or cause to be delivered, to Morgan Stanley for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Offered Shares shall be registered in such names and in such denominations as Morgan Stanley shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters. The Selling Stockholders shall deliver, or cause to be delivered, the Offered Shares through the facilities of DTC unless Morgan Stanley shall otherwise instruct.

Section 3.                Additional Covenants.

A.                Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)                 Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                 Representative’s Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representative’s prior written consent which shall not be unreasonably withheld. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent which

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shall not be unreasonably withheld. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                 Free Writing Prospectuses. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent which shall not be unreasonably withheld. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent which shall not be unreasonably withheld.

(d)                 Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)                 Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the reasonable opinion of counsel for the

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Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3.A(b) and Section 3.A(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                 Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representative in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)                 Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance

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with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the reasonable opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3.A(b) and Section 3.A(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representative’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3.A(b) or Section 3.A(c).

                      (h)                 Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representative, shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to (i) general service of process in any such jurisdiction where it is not presently qualified or (ii) taxation as a foreign corporation in any jurisdiction in which it is not otherwise so subject. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(j)                 Earnings Statement. The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)                 Continued Compliance with Securities Laws. The Company will comply in all material respects with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act.

(l)                 Listing. The Company will use its reasonable best efforts to maintain listing of the Offered Shares on the NASDAQ.

(m)                 Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 45th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of

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Morgan Stanley (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby and (B) (I) issue Shares or options to purchase Shares in connection with an acquisition, merger or other business combination, not to exceed in the aggregate the number of Shares equal to 10% of the market capitalization of the Company, and (II) issue Shares or options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, but only if, in the case of clauses (I) and (II), the holders of such Shares or options agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such Shares or options during such Lock-up Period without the prior written consent of Morgan Stanley (which consent may be withheld in its sole discretion). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares. If (i) during the last 17 days of the 45-day initial lock-up period, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs, or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the disclosure of the material news or occurrence of the material event, as applicable, unless Morgan Stanley waives, in writing, such extension (which waiver may be withheld in its sole discretion). Notwithstanding the foregoing, if the Company has “actively traded securities” within the meaning of Rule 101(c)(1) of Regulation M of the Exchange Act, and otherwise satisfies the requirements set forth in Rule 139 of the Securities Act that would permit Morgan Stanley or any underwriter to publish issuer-specific research reports pursuant to Rule 139, the Lock-up Period shall not be extended in the cases of (i) or (ii) in the immediately preceding sentence. The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

 (n)                 Future Reports to the Representative. During the period of three years hereafter, the Company will furnish to the Representative: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each

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proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3.A(n) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(o)                 No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(p)                 Enforce Lock-Up Agreements. During the Lock-up Period, the Company will use its reasonable best efforts to enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(l) hereof.

(q)                 Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they are reasonably available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(r)                 Announcement Regarding Lock-ups. The Company agrees to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-up Agreement, by issuing, through a major news service, a press release in form and substance satisfactory to the Representative promptly following the Company’s receipt of any notification from the Representative in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-up Agreement in the form set forth as Exhibit A hereto.

B.                 Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:

(a)                 Agreement Not to Offer or Sell Additional Shares. During the Lock-up Period, such Selling Stockholder will comply with the terms of the Lock-up Agreement such Selling

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Stockholder executed, it being understood that such Lock-up Agreement is in the form set forth as Exhibit A hereto.

(b)                 No Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Stockholder will comply with all applicable provisions of Regulation M.

(c)                 Notification. Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of any change in information in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(d)                 Delivery of Forms W-8 and W-9. To deliver to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person, as appropriate).

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance as appropriate.

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Section 4.                Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Stockholders’ obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable and documented attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the reasonable fees, charges and expenses of one counsel for the Selling Stockholders (to be selected by the holders of a majority of the Offered Shares to be sold by the Selling Stockholders), (viii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the reasonable and documented legal fees of, and disbursements by, counsel to the Underwriters, such fees of counsel to the Underwriters in subclauses (vi) and (viii) not to exceed $20,000, (ix) the costs and expenses of the Company relating to investor presentations on any “road show,” including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and fifty percent of the cost of any aircraft chartered in connection with the road show, (x) the fees and expenses associated with maintaining listing of the Offered Shares on the NASDAQ, and (xi) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement; provided, however, that any such expenses in this Section 4 in excess of $350,000 shall be borne by the Selling Stockholders, or, to the extent already paid by the Company, shall be reimbursed by the Selling Stockholders to the Company. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

To the extent that the Company is not otherwise obligated to pay such fees and expenses, the Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and

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expenses of the Custodian and the Attorneys-in-Fact and (iii) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

Section 5.                Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.                Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                 Comfort Letter. On the date hereof, the Representative shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)                 Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)            The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

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(ii)            No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)            If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)                 No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)            in the judgment of Morgan Stanley there shall not have occurred any Material Adverse Change; and

(ii)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)                 Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Dechert LLP, counsel for the Company, dated as of such date, in form and substance satisfactory to the Underwriters.

(e)                 Opinion of Regulatory Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Polsinelli PC, counsel for the Company with respect to regulatory matters, dated as of such date, in form and substance satisfactory to the Underwriters.

(f)                 Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date.

(g)                 Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)            for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)            the representations, warranties and covenants of the Company set forth in Section 1.A of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

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(iii)            the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h)                 Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representative shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(i)                 Opinion of Counsel for the Selling Stockholders. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Stockholders, dated as of such date, in form and substance satisfactory to the Underwriters.

(j)                 Selling Stockholders’ Certificate. On each of the First Closing Date and each Option Closing Date, as applicable, the Representative shall receive a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such date, to the effect that:

(i)            the representations, warranties and covenants of such Selling Stockholder set forth in Section 1.B of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such date; and

(ii)            such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(k)                 Selling Stockholders’ Documents. On the date hereof, the Selling Stockholders shall have furnished for review by the Representative a copy of the Power of Attorney and Custody Agreement executed by each of the Selling Stockholders and such further information, certificates and documents as the Representative may reasonably request.

(l)                 Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(m)                 CFO’s Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a certificate of the Chief Financial Officer of the Company, dated as of such date, certifying such matters as the Representative may reasonably request.

(n)                 Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

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(o)                 Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from Morgan Stanley to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.                Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges; provided, however, that any such expenses in this Section 7 in excess of $350,000 shall be borne by the Selling Stockholders, or, to the extent already paid by the Company, shall be reimbursed by the Selling Stockholders to the Company.

Section 8.                Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.                Indemnification.

(a)                 Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the

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Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representative in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(c) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                 Indemnification of the Underwriters by the Selling Stockholders. The Selling Stockholders agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) the foregoing indemnity agreement shall only apply to information relating to such Selling Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, or the Prospectus (or any amendment or supplement thereto), it

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being understood and agreed that the only information provided by a Selling Stockholder consists of the information described under the caption “Selling Stockholders” in any of the foregoing documents, and (ii) the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representative in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(c) below. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph and the representations and warranties in Section 1.B hereto shall be several and not joint and limited to an amount not to exceed the aggregate net proceeds after underwriting commissions, discounts and expenses, to such Selling Stockholder as a result of the sale of its Offered Shares pursuant to the terms of this Agreement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

(c)                 Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representative in writing expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling

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Stockholders, hereby acknowledges that the only information that the Representative has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first sentence of the third paragraph, the fifth paragraph and the thirteenth paragraph, in each case under the caption “Underwriting” in the Preliminary Prospectus Supplement and in the equivalent paragraphs in the Final Prospectus Supplement, and in the first sentence of the last paragraph of the cover page of the Preliminary Prospectus Supplement and in the equivalent sentence in the Final Prospectus Supplement regarding delivery of the Offered Shares. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)                 Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Morgan Stanley (in the case of counsel for the indemnified parties referred to in Section 9(a) or Section 9(b) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(c) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to

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the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e)                 Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or have not otherwise notified such indemnified party in good faith that such indemnifying party is contesting the amount of such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party (which consent is not to be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.            Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of

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the Prospectus, bear to the aggregate public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public and (ii) no Selling Stockholder shall be required to contribute any amount in excess of such Selling Stockholder’s aggregate net proceeds after deducting underwriting commissions, discounts and expenses, to such Selling Stockholder as a result of the sale of its Offered Shares pursuant to the terms of this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule B. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.            Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or

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Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule B bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.            Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by Morgan Stanley by notice given to the Company and the Selling Stockholders if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Morgan Stanley is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of Morgan Stanley there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of Morgan Stanley may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination

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pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 and the Company, and if applicable, the Selling Stockholders, shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.            No Advisory or Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Stockholders, or the Company’s other stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14.            Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.            Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
	Attention:	Equity Syndicate Desk, with a copy to the Legal Department

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with a copy to:	Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
	Attention:	Richard D. Truesdell, Jr.

If to the Company:	BioScrip, Inc.
100 Clearbrook Road
Elmsford, New York 10523
Telephone: (914) 460-1600
Facsimile: (914) 345-8122
	Attention:	General Counsel

with a copy to:	Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Facsimile: (212) 698-0416
	Attention:	David S. Rosenthal

If to the Selling Stockholders:	American Stock Transfer & Trust Company, LLC
6201 15th Avenue, 3rd Floor
Brooklyn, NY 11219

with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
	Facsimile:	(212) 492-0025
	Attention:	Angelo Bonvino
John Kennedy

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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Section 18.            Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.            Failure of One or More of the Selling Stockholders to Sell and Deliver Offered Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4, Section 7, Section 9 and Section 10 hereof, the Company or the other Selling Stockholders, or (ii) purchase the shares which the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Stockholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 20.            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BIOSCRIP, INC.

By:	/s/ Richard Smith
Name: Richard Smith
Title: Chief Executive Officer

ON BEHALF OF THE SELLING STOCKHOLDERS

By:	/s/ Gordon Woodward
As Attorney-in-fact
Name: Gordon Woodward

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The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

MORGAN STANLEY & CO. LLC

Acting individually and as Representative

of the several Underwriters named in

the attached Schedule B.

MORGAN STANLEY & CO. LLC

By:	/s/ Kathy Bergsteinsson
Name: Kathy Bergsteinsson
Title: Executive Director

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Schedule A

Selling Stockholders	Number of Firm Shares to be Sold	Maximum Number of Optional Shares to be Sold
Kohlberg Investors V, L.P.	3,639,470	538,331
Kohlberg Partners V, L.P.	204,937	30,313
Kohlberg Offshore Investors V, L.P.	243,790	36,060
Kohlberg TE Investors V, L.P.	2,646,938	391,521
KOCO Investors V, L.P.	160,738	23,775
Total	6,895,873	1,020,000

Schedule B

Underwriters	Number of Firm Shares to be Purchased
Morgan Stanley & Co. LLC	6,895,873
Total	6,895,873

Schedule C

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Exhibit A

Form of Lock-up Agreement

August 13, 2013

Morgan Stanley & Co. LLC
As Representative of the several Underwriters

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

RE: BioScrip, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $.0001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), as representative of the several underwriters (in such capacity, the “Representative”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company and the selling stockholders named in Schedule A to the Underwriting Agreement (the “Selling Stockholders”), providing for the public offering (the “Offering”) by the several underwriters named in Schedule B to the Underwriting Agreement (the “Underwriters”), of Shares of the Company. The undersigned recognizes that the Offering will benefit each of the Company, the Selling Stockholders and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into the Underwriting Agreement and other underwriting arrangements with the Company and the Selling Stockholders with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any immediate Family Member not to), without the prior written consent of Morgan Stanley, which may withhold its consent in its sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (a) any distribution of Shares or any security convertible into Shares to limited partners, members or stockholders of the undersigned or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; (b) the exercise, conversion or exchange of any Related Securities outstanding on the date hereof as described in the Registration Statement, including any exercise effected by the delivery or sale of any Shares held by the undersigned to the Company (including, without limitation, to finance a “cashless” exercise, to satisfying tax withholding obligations or to exchange “underwater” options with the Company); (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Shares or Related Securities, provided that such plan does not provide for the transfer of Shares or Related Securities during the Lock-up Period, (d) transactions relating to Shares or Related Securities acquired in open market transactions after the completion of the Offering or (e) the transfer of Shares or Related Securities (i) by gift, or by will or by intestate succession to a Family Member or (ii) to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member; provided, however, that in any such case, it shall be a condition to such transfer that:

•	each transferee executes and delivers to Morgan Stanley an agreement in form and substance satisfactory to Morgan Stanley stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer, except that in the case of (c) above, to the extent a public announcement or filing under the Exchange Act, if any, is required of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares or Related Securities may be made under such plan during the Lock-up Period.

The undersigned acknowledges and agrees that written notice by Morgan Stanley to the Company of any extension of the 45-day initial lock-up period will be deemed to have been given to, and received by, the undersigned. If the initial lock-up period is so extended, the undersigned further agrees that, prior to engaging in any transaction or taking any other action that would be prohibited by this letter agreement during the period from the date of this letter agreement through the close of trading on the date that is the 34th day following the expiration of the 45-day initial lock-up period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless the undersigned has received written confirmation from the Company that the Lock-up Period has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s immediate Family Members, if any, except in compliance with the foregoing restrictions.

The undersigned confirms that the undersigned has not, and has no knowledge that any immediate Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any immediate Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement shall lapse and become null and void (a) if the Offering shall not have occurred on or before the earliest of (i) such time as Morgan Stanley advises the Company and the Selling Stockholders in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) such time as the Company advises Morgan Stanley and the Selling Stockholders in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (iii) such time as the Selling Stockholders advise the Company and Morgan Stanley in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the offering, (iv) a public announcement is made by the Company, the Selling Stockholders or Morgan Stanley, prior to the execution of the Underwriting Agreement, stating that it has or they have, as applicable, determined not to proceed with the Offering, (v) termination of the Underwriting Agreement or (vi) on September 30, 2013, in the event the Underwriting

Agreement has not been executed by that date (provided, however, that the Company may extend such date by three months with written notice to the undersigned prior thereto).

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household. “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act and the term “Family Member” shall only apply to the undersigned if such individual is executing this letter agreement on his or her own behalf and not on the behalf of an entity for which such individual is employed.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 45 days after the date of the Prospectus (as defined in the Underwriting Agreement); provided, that if (i) during the last 17 days of the 45-day initial lock-up period, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such period, then, in each case, the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the disclosure of the material news or occurrence of the material event, as applicable, unless Morgan Stanley waives, in writing, such extension. Notwithstanding the foregoing, if the Company has “actively traded securities” within the meaning of Rule 101(c)(1) of Regulation M of the Exchange Act, and otherwise satisfies the requirements set forth in Rule 139 of the Securities Act that would permit Morgan Stanley or any underwriter to publish issuer-specific research reports pursuant to Rule 139, the Lock-up Period shall not be extended upon the occurrence of (i) or (ii) above. If the initial lock-up period is extended pursuant to the provisions above, “Lock-up Period” shall mean the period described in the first clause of this paragraph, as so extended.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of, in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

Exhibit B

Executive Officers and Selling Stockholders
Signing Lock-up Agreement

Executive Officers:

Richard M. Smith

Hai Tran

Others:

Kohlberg Investors V, L.P.

Kohlberg Partners V, L.P.

Kohlberg Offshore Investors V, L.P.

Kohlberg TE Investors V, L.P.

KOCO Investors V, L.P.